As filed with the Securities and Exchange Commission on January 28, 2016

Registration No. 333-203594

Registration No. 333-195432

Registration No. 333-162969

Registration No. 333-159560

Registration No. 333-151249

Registration No. 333-147607

Registration No. 333-143376

Registration No. 333-135403

Registration No. 333-125511

Registration No. 333-117651

Registration No. 333-106503

Registration No. 333-42996

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration No. 333-203594

Form S-8 Registration No. 333-195432

Form S-8 Registration No. 333-162969

Form S-8 Registration No. 333-159560

Form S-8 Registration No. 333-151249

Form S-8 Registration No. 333-147607

Form S-8 Registration No. 333-135403

Form S-8 Registration No. 333-125511

Form S-8 Registration No. 333-117651

Form S-8 Registration No. 333-106503

Form S-8 Registration No. 333-42996

POST-EFFECTIVE AMENDMENT NO. 2 TO

Form S-8 Registration No. 333-143376

UNDER

THE SECURITIES ACT OF 1933

OMNIVISION TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0401990
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

4275 Burton Drive

Santa Clara, California 95054

(Address of Principal Executive Offices)

2009 EMPLOYEE STOCK PURCHASE PLAN

2007 EQUITY INCENTIVE PLAN

2000 STOCK PLAN

2000 EMPLOYEE STOCK PURCHASE PLAN

2000 DIRECTOR OPTION PLAN

AMENDED AND RESTATED 1995 STOCK OPTION PLAN

(Full Titles of the Plans)

Shaw Hong

Chief Executive Officer

OmniVision Technologies, Inc.

4275 Burton Drive

Santa Clara, California 95054

(408) 567-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Y. Vicky Chou

Senior Vice President of Global Management and General Counsel

OmniVision Technologies, Inc.

4275 Burton Drive

Santa Clara, California 95054

(408) 567-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by OmniVision Technologies, Inc. (the “Registrant”):

•                        Registration Statement No. 333-203594, filed with the SEC on April 23, 2015, pertaining to the registration of 7,200,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2007 Equity Incentive Plan.

•                        Registration Statement No. 333-195432, filed with the SEC on April 22, 2014, pertaining to the registration of (i) 2,500,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2009 Employee Stock Purchase Plan and (ii) 4,900,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2007 Equity Incentive Plan.

•                        Registration Statement No. 333-162969, filed with the SEC on November 6, 2009, pertaining to the registration of 2,500,000 shares of the Registrant’s common stock issuable pursuant to the 2009 Employee Stock Purchase Plan.

•                        Registration Statement No. 333-159560, filed with the SEC on May 28, 2009, pertaining to the registration of 2,000,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2000 Employee Stock Purchase Plan.

•                        Registration Statement No. 333-151249, filed with the SEC on May 29, 2008, pertaining to the registration of 2,000,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2000 Employee Stock Purchase Plan.

•                        Registration Statement No. 333-147607, filed with the SEC on November 23, 2007, pertaining to the registration of 6,000,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2007 Equity Incentive Plan.

•                        Registration Statement No. 333-143376, filed with the SEC on May 30, 2007, pertaining to the registration of (i) 3,000,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2000 Stock Plan, (ii) 2,000,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2000 Employee Stock Purchase Plan, and (iii) 137,352 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2000 Director Option Plan.

•                        Registration Statement No. 333-135403, filed with the SEC on June 28, 2006, pertaining to the registration of (i) 3,000,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2000 Stock Plan, (ii) 2,000,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2000 Employee Stock Purchase Plan, and (iii) 134,684 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2000 Director Option Plan.

•                        Registration Statement No. 333-125511, filed with the SEC on June 3, 2005, pertaining to the registration of (i) 3,000,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2000 Stock Plan, (ii) 2,000,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2000 Employee Stock Purchase Plan, and (iii) 144,086 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2000 Director Option Plan.

•                        Registration Statement No. 333-117651, filed with the SEC on July 26, 2004, pertaining to the registration of (i) 3,000,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2000 Stock Plan, (ii) 2,000,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2000 Employee Stock Purchase Plan, and (iii) 140,530 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2000 Director Option Plan.

•                        Registration Statement No. 333-106503, originally filed with the SEC on June 26, 2003, pertaining to the registration of (i) 1,241,385 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2000 Stock Plan, (ii) 1,707,573 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2000 Employee Stock Purchase Plan, and (iii) 39,224 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2000 Director Option Plan.

•                        Registration Statement No. 333-42996, originally filed with the SEC on August 3, 2000, pertaining to the registration of (i) 2,774,050 shares of the Registrant’s common stock issuable pursuant to the Registrant’s Amended and Restated 1995 Stock Option Plan, (ii) 4,500,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2000 Stock Plan, (iii) 2,500,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2000 Employee Stock Purchase Plan, and (iv) 325,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2000 Director Option Plan.

The Registrant is filing these Post-Effective Amendments to the Registration Statements to withdraw and remove from registration the unissued securities issuable by the Registrant pursuant to the above-referenced Registration Statements.

On January 28, 2016, pursuant to the terms of the Agreement and Plan of Merger, dated as of April 30, 2015, as amended by Amendment No. 1, dated as of October 30, 2015 (as amended, the “Merger Agreement”), by and among the Registrant, Seagull International Limited (“Investor”) and Seagull Acquisition Corporation, a wholly owned subsidiary of Investor (“Merger Sub”), Merger Sub merged with and into the Registrant, with the Registrant surviving as a wholly owned subsidiary of Investor (the “Merger”).

As a result of the Merger, the offerings of the Registrant’s securities pursuant to the above-referenced Registration Statements have been terminated. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unissued at the termination of the offerings, the Registrant hereby removes from registration the securities registered but unissued under such Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 28th of January, 2016.

OMNIVISION TECHNOLOGIES, INC.

By:	/s/ Shaw Hong
Shaw Hong
Chief Executive Officer

*                 Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.